Press Release
Exhibit 99.1

FOR IMMEDIATE RELEASE

DOLLAR THRIFTY AUTOMOTIVE GROUP
PROVIDES UPDATE ON
SHARE REPURCHASE PROGRAM

Tulsa, Oklahoma, February 9, 2012:  Dollar Thrifty Automotive Group, Inc. (NYSE: DTG) today announced the completion of a $100 million forward stock repurchase agreement that was executed on November 3, 2011.  In conjunction with the agreement, the Company repurchased 1,451,193 shares of stock at an average price of approximately $68.91.  After giving effect to the share repurchase, the Company noted it now has approximately 28.1 million common shares outstanding.

“We are pleased to announce that we have returned $100 million to shareholders through the share repurchase agreement that was announced during the fourth quarter of 2011,” said Scott L. Thompson, Chairman, President and Chief Executive Officer.  “The Company repurchased approximately 5 percent of its common shares outstanding, thereby reducing a portion of the Company’s excess cash on hand in an effort to optimize Dollar Thrifty’s capital structure over time,” said Thompson.

The Company’s previously authorized share repurchase program provides the Company with the ability to repurchase up to an additional $300 million of shares.  The share repurchase program is discretionary and has no expiration date.  The timing and amount of future share repurchases will be based on market conditions and other factors.  The Company may repurchase shares under forward stock repurchase agreements, accelerated stock buyback programs, directly in the open market, in privately negotiated transactions, pursuant to derivative instruments or plans complying with SEC Rule 10b5-1 or other types of transactions and arrangements.  The share repurchase program may be increased, suspended or discontinued at any time.

"The Company continues to have substantial liquidity on hand, has no corporate debt, and based on current market conditions, is expected to generate significant free cash flow in 2012.  Based on these factors, the Company expects to be active in repurchasing shares in 2012,” said Thompson.

About Dollar Thrifty Automotive Group, Inc.

Through its Dollar Rent A Car and Thrifty Car Rental brands, the Company has been serving value-conscious leisure and business travelers since 1950.  The Company maintains a strong presence in domestic leisure travel in virtually all of the top U.S. and Canadian airport markets, and also derives a significant portion of its revenue from international travelers to the U.S. under contracts with various international tour operators.  Dollar and Thrifty have approximately 300 corporate locations in the United States and Canada, with approximately 5,900 employees located mainly in North America.  In addition to its corporate operations, the Company maintains global service capabilities through an expansive franchise network of approximately 1,275 franchises in 82 countries.  For additional information, visit www.dtag.com or the brand sites at www.dollar.com and www.thrifty.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” about our expectations, plans and performance. These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and Dollar Thrifty Automotive Group, Inc. assumes no obligation to update them.  Risks and uncertainties relating to our business that could materially affect our future results include:

•
the risks to our business and growth prospects as a stand-alone company, in light of our dependence on future growth of the economy as a whole to achieve meaningful revenue growth in the key airport and local markets we serve, high barriers to entry in the insurance replacement market, and capital and other constraints on expanding company-owned stores internationally;

•
the impact of the continuing volatility in the global financial and credit markets, and concerns about global economic prospects and the potential for a return of recessionary conditions that could materially adversely affect consumer discretionary spending, including for leisure travel on which we are substantially dependent;

•
the impact of pending and future U.S. governmental action to address budget deficits through reductions in spending and similar austerity measures, which could materially adversely affect unemployment rates and consumer spending levels;

•
the impact of developments outside the United States, such as the sovereign credit issues in certain countries in the European Union, which could affect the relative volatility of global credit markets generally, and the continuing significant political unrest in certain oil-producing countries, which has contributed to price volatility for petroleum products, and in recent periods higher average gasoline prices, which could affect both broader economic conditions and consumer spending levels;

•	the impact of pricing and other actions by competitors;
•
our ability to manage our fleet mix to match demand and meet our target for vehicle depreciation costs, particularly in light of the significant level of risk vehicles (i.e., those vehicles not acquired through a guaranteed residual value program) in our fleet and our exposure to the used vehicle market;

•
the cost and other terms of acquiring and disposing of automobiles and the impact of conditions in the used vehicle market on our vehicle cost, including the impact on vehicle depreciation costs in 2012 based on pricing volatility in the used vehicle market;

•	our ability to reduce our fleet capacity as and when projected by our plans;
•
the strength of the ongoing recovery in the U.S. automotive industry, particularly in light of our dependence on vehicle supply from U.S. automotive manufacturers, and whether the recovery is sustained;

•
airline travel patterns, including disruptions or reductions in air travel resulting from capacity reductions, pricing actions, severe weather conditions, industry consolidation or other events, particularly given our dependence on leisure travel;

•	access to reservation distribution channels, particularly as the role of the Internet increases in the marketing and sale of travel-related services;
•	the effectiveness of actions we take to maintain a low cost structure and to manage liquidity;
•	the impact of repurchases of our common stock pursuant to our share repurchase program;
•	our ability to obtain cost-effective financing as needed without unduly restricting our operational flexibility;
•	our ability to comply with financial covenants, and the impact of those covenants on our operating and financial flexibility;
•
whether our preliminary expectations about our federal income tax position, after giving effect to the impact of the Tax Relief, Unemployment Insurance Reauthorization and Job Creation Act of 2010, are affected by changes in our expected fleet size or operations or further legislative initiatives relating to taxes in the United States or elsewhere;

•	the cost of regulatory compliance, costs and other effects of potential future initiatives, including those directed at climate change and its effects, and the costs and outcome of pending litigation;
•	disruptions in the operation or development of information and communication systems that we rely on, including those relating to methods of payment;
•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed; and
•	the impact of other events that can disrupt consumer travel, such as natural and man-made catastrophes, pandemics, social unrest and actual and perceived threats or acts of terrorism.

Forward-looking statements should be considered in light of information in this press release and other filings we make with the Securities and Exchange Commission.

Contacts:

Financial:
H. Clifford Buster III
Chief Financial Officer
(918) 669-3277

Investor Relations:
Anna Bootenhoff
Investor Relations and Corporate Communications
(918) 669-2236
Anna.Bootenhoff@dtag.com